Exhibit 99(a)

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

	FOR	AGAINST	ABSTAIN
PROPOSAL 1. Adoption of the merger agreement.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

	FOR	AGAINST	ABSTAIN
PROPOSAL 2. Approval of a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes to adopt the merger agreement.	☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by a duly authorized person.

Dated:                                                      , 2005

Signature

Signature if held jointly

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PRE-PAID IF MAILED IN THE UNITED STATES.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _  _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _  _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

^ DETACH HERE FROM PROXY VOTING CARD ^

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/sebl Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Proxy Statement/Prospectus on the Internet at http://www.siebel.com.

SIEBEL SYSTEMS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2005

The undersigned hereby appoints Thomas M. Siebel, George T. Shaheen and Kenneth A. Goldman and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Siebel Systems, Inc. that the undersigned may be entitled to vote at the Special Meeting of Stockholders of Siebel Systems, Inc., to be held at                                          at                                                           on                                              , 2005 at              a.m. Pacific Time (and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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^ FOLD AND DETACH HERE ^

You can now access your Siebel Systems, Inc. account online.

Access your Siebel Systems, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Siebel Systems, Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

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